Exhibit 99.1

CONTACTS:

Erica Wishner

Acorda Therapeutics

(914) 347-4300 ext. 162

ewishner@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Receipt of ANDA Filing for Zanaflex Capsules™

HAWTHORNE, New York, September 5, 2007- Acorda Therapeutics, Inc. (NASDAQ: ACOR) announced today that it has received a Paragraph IV Certification Notice from Apotex Inc. advising that it has filed an Abbreviated New Drug Application (ANDA) for generic versions of the three Zanaflex Capsules™ (tizanidine hydrochloride) dosage strengths.

The Company is reviewing the Notice of Certification. Acorda continues to have full confidence in its intellectual property protecting Zanaflex Capsules™.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for SCI, MS and related nervous system disorders.  The Company’s marketed products include Zanaflex Capsules™ (tizanidine hydrochloride), a short-acting drug for the management of spasticity.  Acorda’s lead clinical product, Fampridine-SR, is in a Phase 3 clinical trial to evaluate its safety and efficacy in improving walking ability in people with MS. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics’ ability to successfully market and sell Zanaflex Capsules, the risk of unfavorable results from future studies of Fampridine-SR, delays in obtaining or failure to obtain FDA approval of Fampridine-SR, competition, the ability to obtain additional financing to support Acorda Therapeutics’ operations, unfavorable results from its preclinical programs, and failure to protect its intellectual property or to defend against the intellectual property claims of others.  These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission.  Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.